Exhibit 10.10

[English Translation]

Exclusive Technology and Consultation Service Agreement

This Exclusive Technology and Consultation Service Agreement (“Agreement”) is executed in Shanghai, the People’s Republic of China (“PRC”) on November 1, 2017 by and between:

(1)    Shanghai Jing Xue Rui Information and Technology Co., Ltd., a wholly foreign-owned enterprise incorporated under the PRC laws, with its registered address at ***, and its legal representative being Meng Xiaoqiang (“Party A”); and

(2)    Shanghai Rui Si Technology Information Consulting Co., Ltd., a limited liability company incorporated under the PRC laws, with its registerd address at ***, and its legal representative being Shi Wei (“Party B”).

(In this Agreement, each a “Party”, collectively the “Parties”.)

WHEREAS, Party B is to engage Party A to provide it with technical support and consultation services.

Upon friendly discussions, the Parties hereby agree as follows:

1.                                               Definitions

1.1                                        Unless otherwise required by the terms or the context of this Agreement, the following terms shall have the following meanings in this Agreement:

“Party B’s Business” means all business activities operated and developed by Party B currently and at any time during the term of this Agreement.

“Services” means the services provided by Party A to Party B and/or its affiliated entities in relation to Party B’s and/or its affiliated entities’ business, including without limitation:

(1) providing technical support related to Party B’s Business;

(2) providing professional consultation services related to Party B’s Business;

(3) training of technical and business personnel of Party B;

(4) providing labor support at Party B’s request, including without limitation seconding or dispatching relevant personnel;

(5) providing market research, planning and development services;

(6) providing business planning and strategy (advisory suggestions); and

(7) providing client support and development services (advisory suggestions).

“Service Team” means the team established by Party A in order to provide Party B with the Services under this Agreement, including employees engaged by Party A, third party professional consultants and other personnel engaged by Party A.

“Service Fees” means all fees payable by Party B and/or its affiliated entities to Party A in accordance with Section 3 of this Agreement in respect of the Services provided by Party A.

“Business Income” means, for any year during the term of this Agreement, Party B’s income gained by operating its business in such year recorded in the “main business income” column of Party B’s audited balance sheet under PRC GAAP.

“Annual Business Plan” means the development plan of Party B’s Business and budget report for the next calendar year prepared before November 30 of each year, by Party B and with the assistance of Party A, in accordance with this Agreement.

“Devices” means any and all devices owned or purchased from time to time by Party A and utilized for the purposes of the provision of the Services.

1.2                                        In this Agreement, any reference to any laws and regulations (“Laws”) shall be deemed to include: (1) a reference to such Laws as modified, amended, supplemented or reenacted, effective before or after the date of this Agreement; and (2) a reference to any other decisions, circulars or rules made pursuant to such Laws or effective as a result of such Laws.

1.3                                        Unless otherwise stated in the context of this Agreement, a reference to a provision, clause, section or paragraph shall refer to a corresponding provision, clause, section or paragraph of this Agreement.

2.                                               Party A’s Services

2.1                                        For the purpose of better operating Party B’s Business, Party B requires services provided by Party A and Party A agrees to provide such services for Party B. For this purpose, Party B appoints Party A as its exclusive consultation and service provider for providing the Services defined under this Agreement to Party B and/or its affiliated entities on an exclusive basis and Party A accepts such appointment. The Parties understand the Services actually provided by Party A is subject to Party A’s approved business scope.

2.2                                        Party A shall provide the Services to Party B and/or its affiliated entities according to this Agreement (the specific scope of such Services shall be further determined by Party A and Party B according to this Agreement), and Party B shall to its best efforts facilitate Party A’s Services.

2.3                                        Party A shall be equipped with all Devices and Service Team reasonably necessary for the provision of the Services and shall, in accordance with Party B’s Annual Business Plan and Party B’s reasonable requests, procure and purchase new Devices and recruit new personnel so as to meet the requirement of providing quality Services by Party A to Party B in accordance with this Agreement. However, Party A is entitled to from time to time and at its own discretion replace any member of the Service Team, or change the specific service responsibilities of any member of the Service Team, on the condition that such replacement of members or change of service responsibilities will not have a material adverse effect on Party B’s daily business operations.

2.4                                        Notwithstanding other provisions of this Agreement, Party A shall be entitled to designate any third party to provide any or all of the Services under this Agreement or fulfill, in lieu of Party A, any Party A’s obligations under this Agreement. Party B hereby agrees that Party A is entitled to transfer to any third party its rights and obligations under this Agreement.

3.                                               Services Fees

3.1                                        In respect of the Services provided by Party A according to this Agreement, Party B shall pay the Services Fees to Party A in the following manner:

3.1.1                              To the extent in compliance with the PRC Laws, Party A is entitled to determine the number of the Service Fees based on the specific circumstances of providing technical consultations and services to Party B and/or its affiliated entities, the operating conditions of Party B, the development need of Party B and other circumstances, and such number shall be the result after compensating losses of the previous years (if needed) and deducting costs, expenses, taxes and other amounts necessary for business operations by Party B and/or its affiliated entities respectively, which shall be equivalent to all or part of the aggregate amount of Party B’s and/or its affiliated entities’ total profits before provision of taxes, excluding the Services Fees under this agreement (“Total Pre-tax Profits”); and

3.1.2                              The Service Fees for any specific Services provided from time to time by Party A at Party B’s request, as may be otherwise agreed by the Party A in writing.

3.2                                        Party B shall and shall cause its affiliated entities to pay the Service Fees of the previous quarter determined by Section 3.1.1 into a bank account designated by Party A within fifteen (15) working days after the end of each quarter. After the end of each fiscal year of Party B, Party A and Party B shall determine the Total Pre-tax Profits based on the audit report issued by a PRC registered accounting firm acknowledged by both Parties. Unless otherwise agreed by Party A, Party B shall and shall cause its affiliated entities (if applicable) to pay the unpaid part of the Service Fees based on the audited Total Pre-tax Profits into the bank account designated by Party A before March 31 of each year; if Party B and/or its affiliated entities overpaid the Service Fees to Party A in the previous year after audit (“Overpaid Fees in the Previous Year”), Party A shall pay the Overpaid Fees in the Previous Year into a bank account designated by Party B and/or its affiliated entities. Party B undertakes to Party A that it will provide all the necessary materials and assistance to the aforesaid accounting firm and cause it to complete and issue to both Parties the audit report for the previous year within thirty (30) working days after the completion of each calendar year. If Party A changes its bank account, it shall give Party B a written notice seven (7) business days’ in advance.

3.3                                        The Parties agree that Party A is entitled to unilaterally approve in writing Party B’s and/or its affiliated entities’ delay payment of the Service Fees and/or adjustment of the calculation and collection percentage and/or the specific number of the Service Fees under Section 3.1 payable by Party B and/or its affiliated entities to Party A.

3.4                                        The number and payment method of the Service Fees that Party B shall pay to Party A in accordance with Section 3.1.2 will be separately determined by Party A in writing based on the nature of the Services and workload.

4                                                  Party B’s Obligations

4.1                                        The Services provided by Party A under this Agreement shall be exclusive. During the term of this Agreement, without prior written consent of Party A, Party B shall not enter into any written or oral agreement or other arrangement with any other third party to engage such third party for providing Party B with services identical or similar to the Services provided by Party A under this Agreement. The Parties agree that Party A can designate a third party to provide the Services under this Agreement for Party B. For the avoidance of doubt, this Agreement shall not restrict Party A’s provision of any product and/or service to any third party other than Party B.

4.2                                        Party B shall, before November 30 of each year, provide to Party A its determined Annual Business Plan for the next year so that Party A can arrange the corresponding services plan and procure the required software, Devices, personnel and technical service resources. If Party B requires Party A to procure Devices or personnel on an ad hoc basis, it shall consult with Party A fifteen (15) days in advance so as to reach mutual agreement.

4.3                                        In order to facilitate Party A’s provision of the Services, Party B shall, at Party A’s request, accurately and timely provide to Party A such relevant materials as required by Party A.

4.4                                        Party B shall in accordance with Section 3 of this Agreement pay the full number of the Service Fees in a timely manner to Party A.

4.5                                        Party B shall maintain its goodwill, actively expand its business and seek the maximization of its profits.

4.6                                        The Parties hereby acknowledge that, according to the terms and conditions of the Equity Pledge Agreement (including any amendment, supplement or restatement thereto from time to time) executed on the same date of this Agreement by and among all the shareholders of Party B on record on the execution date of this Agreement (“Existing Shareholders”) and Party A, the Existing Shareholders have pledged their respective equity interests in Party B to Party A as security for the performance of Party B’s obligations under this Agreement. Without Party A’s written consent, Party B shall not add new shareholders (“New Shareholders”) through capital increase, approval of  equity transfer by the Existing Shareholders or in other manner. If Party B adds New Shareholders after the execution of this Agreement, Party B shall cause such New Shareholders to execute an equity pledge agreement on the same date when they become Party B’s shareholders whereby they shall pledge their equity interests in Party B to Party A as security for the performance of Party B’s obligations under this Agreement.

4.7                                        During the term of this Agreement, Party B agrees to cooperate with Party A and its parent companies (including direct or indirect parent companies) to conduct related party transaction audit and other types of audits, to provide Party A, its parent companies or its designated auditors with relevant information and materials in relation to Party B’s operation, business, clients, finance, employees, etc., and to approve Party A’s parent companies to disclose such information and materials in order to meet the supervisory requirement of its securities listing place.

5.                                               Intellectual Properties

5.1                                        To the extent permitted by the then applicable PRC Laws and regulations, intellectual properties (including without limitation copyrights, patents, patents application rights, trademarks, technical secrets, commercial secrets and others) of working achievements created by Party A during its provision of the Services under this Agreement or developed and created by Party B based on Party A’s intellectual properties, shall belong to Party A. If it is explicitly stipulated in applicable PRC Laws and regulations that such intellectual properties shall not be owned by Party A, then such intellectual properties shall first be held by Party B, and Party A shall be granted with an exclusive permit to use such intellectual properties, which shall be transferred to Party A at the lowest price permitted by relevant laws till PRC Laws and regulations permit Party A’s such ownership; if there is no restriction on the lowest transfer price under the then relevant laws, Party B shall unconditionally approve the transfer of ownership of such intellectual properties and assist Party A in all the governmental filing, registration and other formalities regarding the change of intellectual property owner.

5.2                                        For the purpose of performing this Agreement, Party B is entitled to, in accordance with this Agreement, use the working products created by Party A during its provision of the Services under this Agreement. However, the Agreement does not in any manner permit Party B to use such working products for other purpose in any manner.

5.3                                        Each Party undertakes to the other Party that it will indemnify the other Party against any and all economic losses suffered by the other Party as a result of any of its infringement of intellectual properties (including copyrights, trademarks, patents and know-hows) of others.

6.                                               Confidentiality Obligations

6.1                                        During the term of this Agreement, all customer information and other relevant materials with respect to Party B’s Business and the Services provided by Party A (“Customer Information”) shall belong to Party A.

6.2                                        Regardless of whether this Agreement has been terminated, Party A and Party B shall maintain in strict confidence the business secrets, exclusive information, Customer Information and other relevant materials and any other non-public information of the other Party obtained during the entry into and performance of this Agreement (“Confidential Information”). Except where prior written consent has been obtained from the other Party or where disclosure to a third party is mandated by relevant laws and regulations or by rules of relevant stock exchanges, or where the disclosure is made during the proceedings of any suit, arbitration or other legal proceedings or made, in relation to the aforesaid legal proceedings, to the courts, arbitration institutions, or relevant implementation or regulatory authorities, the Party receiving the Confidential Information (“Receiving Party”) shall not disclose the Confidential Information or any part of it to any other third party; the Receiving Party shall not directly or indirectly use any Confidential Information or any part of it other than for the purpose of performing this Agreement.

6.3                                        The following information shall not constitute the Confidential Information:

6.3.1                              any information that has already been previously obtained by the Receiving Party in a lawful manner as proved by written records; or

6.3.2                              any information that enters the public domain not due to the fault of the Receiving Party or becomes known to the public due to other reasons; or

6.3.3                              any information lawfully acquired by the Receiving Party from other sources thereafter.

6.4                                        The Receiving Party may disclose the Confidential Information to its or its related parties’ relevant employees, agents, lenders or potential lenders (including the agents or trustees of the lenders), financing arrangers or potential financing arrangers or its appointed professionals, provided that such Receiving Party shall ensure that the aforesaid persons shall be subject to this Agreement or (as for any lenders (including the agents or trustees of the lenders) or the financing arrangers) the separately executed confidentiality agreements so as to keep the Confidential Information in confidence, and shall use such Confidential Information solely for the purpose of performing this Agreement.

6.5                                        Upon termination of this Agreement, the Receiving Party of the Confidential Information shall return any document, material or software containing Confidential Information to the original owner or provider of the Confidential Information, or shall destroy the Confidential Information upon the approval of the original owner or provider, including deletion of any Confidential Information in any relevant memory storage device, and shall not continue to use such Confidential Information.

6.6                                        The Parties agree that, regardless of whether this Agreement is amended, canceled or terminated, this provision will continue to be effective.

7.                                               Representations and Warranties

7.1                                        Party A hereby represents and warrants that:

7.1.1                              It is a limited liability company duly registered and lawfully existing under the laws of its place of registration with independent legal personality; it has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and has been duly authorized to execute, deliver and perform this Agreement, and may sue or be sued as an independent party.

7.1.2                              It has full internal corporate power and authority to execute and deliver this Agreement and all other documents to be executed by it in connection with the transactions contemplated in this Agreement as well as full power and authority to consummate the transactions contemplated in this Agreement. This Agreement is lawfully and duly executed and delivered by it. The execution and performance of this Agreement by it do not violate or conflict with any law applicable to it in effect, any agreement to which it is a party or by which its assets are bound, any court judgment, any arbitral award, or any decision of any administrative authority. This Agreement constitutes lawful and binding obligations enforceable against it in accordance with the terms of this Agreement.

7.2                                        Party B hereby represents, warrants and undertakes that:

7.2.1                              It is a limited liability company duly registered and lawfully existing under the laws of its place of registration with independent legal personality; it has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and has been duly authorized to execute, deliver and perform this Agreement, and may sue or be sued as an independent party.

7.2.2                              It has full internal corporate power and authority to execute and deliver this Agreement and all other documents to be executed by it in connection with the transactions contemplated in this Agreement as well as full power and authority to consummate the transactions contemplated in this Agreement. The execution and performance of this Agreement by it do not violate or conflict with any law applicable to it in effect, any agreement to which it is a party or by which its assets are bound, any court judgment, any arbitral award, or any decision of any administrative authority. This Agreement is lawfully and duly executed and delivered by it. This Agreement constitutes lawful and binding obligations enforceable against it in accordance with the terms of this Agreement.

7.2.3                              Upon the date of this Agreement, it has complete operating licenses needed for its operation and full rights and qualifications to conduct Party B’s Business which it is currently conducting within the PRC.

7.2.4                              It shall timely inform Party A of any litigation regarding itself and other adverse circumstances, and shall use its best efforts to prevent the expansion of losses.

7.2.5                              Without written consent of Party A, Party B shall not, in any manner, dispose of its material assets and businesses, change its current shareholding structure, provide security to any third party, or permit any third party to create any other security interest on its assets or rights and interests.

7.2.6                              Upon Party A’s request, it shall within fifteen (15) working days after the end of each quarter, deliver to Party A the financial statements for that quarter, and within thirty (30) working days after the end of each year, deliver to Party A the financial statements for that year.

7.2.7                              It shall not enter into any transaction that may substantially affect Party B’s assets, liabilities, business operation, shareholding structure, equity interests held in third parties and other lawful rights (except for those happening in ordinary or daily course of business or those disclosed to and approved in writing by Party A).

7.2.8                              Upon Party A’s written request, it shall use all its receivables and/or all other lawfully owned and disposable  assets then as security for the performance of payment obligations of the Service Fees under Section 3 of this Agreement, in a manner permitted by the Laws then.

7.2.9                              It shall indemnify Party A against all actual or potential losses arising from the provision of the Services and prevent Party A from any damages, including without limitation any losses due to litigations, pursuits for recovery, arbitrations or claims for compensation initiated by any third party against Party A, or administration investigations or penalties by governmental authorities, except for those losses resulting from Party A’s willful conduct or gross negligence.

7.2.10                       Party B undertakes that if during the term of the Services, Party B owns, establishes, merges or purchases any company to be an affiliated company of Party B, it shall cause such affiliated company to execute a consultation service agreement with Party A or its designated person for provision of consultation services for a all businesses and assets of such affiliated company. The term, articles and forms of such consultation service agreement shall be identical to those of this Agreement. Party B shall and/or shall cause such affiliated company to conduct and execute all issues and documents (including without limitation adopting relevant resolutions of shareholders’ meeting and board of directors) so as to make such consultation service agreement is effective and lawful.

8.                                               Term of Agreement

8.1                                        The Parties hereby acknowledge that, this Agreement shall be formed and become effective after being executed/sealed by the Parties or their authorized representatives. Unless with Party A’s written notification to cancel this Agreement, or required to be terminated by relevant applicable PRC Laws and regulations, this Agreement will continue to be effective.

8.2                                        The Parties shall complete the approval and registration formalities for extension of the term of operation within three (3) months prior to the expiry of their respective term of operation so as to continue the term of this Agreement.

8.3                                        After termination of this Agreement, the Parties shall still respectively comply with their obligations under Section 3 and Section 6 of this Agreement.

8.4                                        The termination of this Agreement for any reason shall not exempt any Party from all its payment obligations under this Agreement (including without limitation the Service Fees) that are due before the termination date of this Agreement, and shall not exempt any liability of default incurred before the termination of this Agreement. The Service Fees incurred before the termination of this Agreement shall be paid to Party A within fifteen (15) working days after the termination date of this Agreement.

9.                                               Indemnification

Party B shall indemnify Party A against all actual or potential losses arising from the provision of the Services and prevent Party A from any damages, including without limitation any losses due to litigations, pursuits for recovery, arbitrations or claims for compensation initiated by any third party against Party A, or administration investigations or penalties by governmental authorities, except for those losses resulting from Party A’s willful conduct or gross negligence.

10.                                        Notice

10.1                                 Any notice, request, demand and other correspondences required by or made pursuant to this Agreement shall be made in writing and delivered to the relevant Parties.

10.2                                 Notices under this Agreement shall be delivered in person, by facsimile or by registered post to the following addresses unless changed by written notifications. The delivery date of the notice shall be the receiving date on the receipt if delivered by registered post, or the date of delivering to the recipient if delivered in person or by facsimile. If delivered by facsimile, the original notice should be immediately sent to the following addresses in person or by registered post after such delivery.

Party A: Shanghai Jing Xue Rui Information and Technology Co., Ltd.

Registered Address:

Tel:

Recipient: Zhang Xi

Party B: Shanghai Rui Si Technology Information Consulting Co., Ltd.

Domicile:

Tel:

Recipient: Zhang Xi

11.                                        Liability for Default

11.1                                 The Parties agree and acknowledge that if any Party (“Defaulting Party”) breaches any provision of this Agreement, or fails to perform any obligation under this Agreement, it shall constitute a default under this Agreement (“Default”) and the non-defaulting Party shall be entitled to request the Defaulting Party to cure such Default or take remedies within a reasonable time period. If the Defaulting Party fails to cure such Default or take remedies within such reasonable time period or within ten (10) days after the non-Defaulting Party notifies the Defaulting Party in writing and requests it to cure such Default, then the non-defaulting Party is entitled to decide at its discretion:

11.1.1                       If Party B is the Defaulting Party, Party A shall be entitled to terminate this Agreement and request the Defaulting Party to indemnify it against all the damages, or to request the Defaulting Party to continue to perform its obligations under this Agreement and to request the Defaulting Party to indemnify it for all the damages;

11.1.2                       If Party A is the Defaulting Party, Party B shall be entitled to request the Defaulting Party to indemnify it for all the damages, unless otherwise stipulated by the Laws, the non-defaulting Party shall not be entitled to terminate or cancel this Agreement under any circumstances.

11.2                                 Notwithstanding any other provisions of this Agreement, the validity of this Section 11 shall not be affected by any suspension or termination of this Agreement.

12.                                        Force Majeure

12.1                                 If there exists an earthquake, typhoon, flood, fire, war, change in policy or laws or other force majeure event which is unforeseeable or the consequences of which are unpreventable or unavoidable, and a Party is directly affected thereby in its performance of this Agreement or is prevented thereby from performing this Agreement on the agreed terms, the Party encountering such force majeure event shall immediately send a notice by facsimile and shall within thirty (30) days provide details of such force majeure and evidencing documents setting forth the reasons for its failure to perform this Agreement or its postponed performance of this Agreement. Such evidencing documents shall be issued by the notary body of the place of the force majeure. The Party affected by force majeure event shall take appropriate measures to mitigate or eliminate the effect of such force majeure event and shall make efforts to resume its performance of obligations that has been so postponed or prevented by such force majeure event. The Parties shall, in light of the extent of the effect of such force majeure event on the performance of this Agreement, agree on whether to waive the performance of part of this Agreement or to permit postponed performance thereof. No Party shall be held liable to indemnify the other Party against its economic losses resulting from a force majeure event.

13.                                        Miscellaneous

13.1                                 This Agreement is made in Chinese in two (2) originals and each Party to this Agreement shall hold one (1) copy.

13.2                                 The entry into, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by the PRC Laws.

13.3                                 Any dispute arising out of and in connection with this Agreement shall be settled by the Parties through consultations and shall, in the absence of an agreement being reached by the Parties within thirty (30) days from its occurrence, be submitted by any Party to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with the then effective arbitration rules of CIETAC. The place of arbitration shall be Beijing and the language for arbitration shall be Chinese. The arbitration award shall be final and binding on the Parties to this Agreement.

13.4                                 No rights, power or remedies granted to each Party by any provision of this Agreement shall preclude any other rights, power or remedies enjoyed by such Party in accordance with the Laws or other provisions under this Agreement and no exercise by a Party of any of its rights, powers and remedies shall preclude its exercise of its other rights, power and remedies.

13.5                                 No failure or delay by a Party in exercising any rights, power or remedies pursuant to this Agreement or any Laws (“Such Rights”) shall result in a waiver of Such Rights; and no single or partial waiver of Such Rights shall preclude such Party from exercising Such Rights in any other manner or from exercising other Such Rights.

13.6                                 The section headings in this Agreement are for convenience of reference only and shall in no event be used in or affect the interpretation of the provisions of this Agreement.

13.7                                 This Agreement shall replace any other written or oral agreements related to the issues in this Agreement previously entered into by the Parties, and shall constitute the complete agreement between the Parties.

13.8                                 Each provision contained in this Agreement shall be severable and independent from any other provisions of this Agreement, and if at any time any one or more provisions of this Agreement become invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

13.9                                 Any amendments or supplements to this Agreement shall be made in writing, and shall take effect only if duly signed by the Parties to this Agreement. Notwithstanding as otherwise agreed in this Agreement, without prior written consent of Party A, Party B shall not terminate this Agreement. Notwithstanding the aforesaid, Party A can at any time terminate this Agreement by sending a written notice to Party B thirty (30) days in advance.

13.10                          Without prior written consent of Party A, Party B shall not transfer any of its rights and/or obligations under this Agreement to any third party. To the extent not in contravention of the PRC Laws, Party A is entitled to transfer any of its rights and/or obligations under this Agreement to any third party designated by it without prior notice to or consent of Party B.

13.11                          This Agreement shall be binding upon the lawful successors of the Parties.

13.12                          The Parties undertake to each file and pay, in accordance with relevant Laws, the taxes involved in the transaction under this Agreement.

[Intentionally left blank below]

[Signature Page to Exclusive Technology and Consultation Service Agreement]

IN WITNESS WHEREOF, the Parties have caused this Exclusive Technology and Consultation Service Agreement to be executed at the place and as of the date first above written.

Shanghai Jing Xue Rui Information and Technology Co., Ltd. (seal)

Signature:	/s/ Meng Xiaoqiang

Name: Meng Xiaoqiang

Position: Legal Representative

[Signature Page to Exclusive Technology and Consultation Service Agreement]

IN WITNESS WHEREOF, the Parties have caused this Exclusive Technology and Consultation Service Agreement to be executed at the place and as of the date first above written.

Shanghai Rui Si Technology Information Consulting Co., Ltd. (seal)

Signature:	/s/ Shi Wei

Name: Shi Wei

Position: Legal Representative